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                          [CORS & BASSETT LETTERHEAD]






                              February, 1997

Pomeroy Computer Resources, Inc.
1020 Petersburg Road
Hebron, Kentucky 41048

Ladies and Gentlemen:

     We have acted as legal counsel in connection with the preparation of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended ("Registration Statement") covering an aggregate of 1,265,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Pomeroy Computer Resources, Inc., a Delaware corporation (the "Company") (including 165,000 shares subject to an over-allotment option granted to the Underwriters), of which 1,020,000 shares are being offered by the Company (the "Company Shares") and 80,000 are being offered by a Selling Stockholder (the "Selling Stockholder Shares").

     We have examined and are familiar with the Certificate of Incorporation and By-Laws of the Company, and the various corporate records and proceedings relating to the organization of the Company and the proposed issuance of the Common Stock. We have also examined such other documents and proceedings as we have considered necessary for the purpose of this opinion.

     Based on the foregoing, it is our opinion that (i) the Company Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Registration Statement, will be validly issued, fully paid and non-assessable, and (ii) the Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and with such state securities administrators as may require such opinion of counsel for the registration of the Common Stock, and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,


                                        CORS & BASSETT